UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 6, 2005 (Date of earliest event reported:  October 30, 2005)

RBC BEARINGS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
Oxford, CT 06478
Telephone: (203) 267-7001
(Address of Principal Executive Offices, including Zip Code)

(203) 267-7001
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 28, 2005 the RBC Bearings Incorporated’s (the “Company”) subsidiary, RBC Nice Bearings, Inc. and the United Steelworkers of America (AFL-CIO) Local 6816-12 entered into a shutdown agreement in connection with the Company’s decision to close its operations at its Kulpsville, Pennsylvania facility. In connection with the shutdown agreement, the union has agreed to take no action against the Company in connection with such shutdown. The agreement also addresses closure and other transition issues related to pensions, workers compensation, adjustment assistance and other matters. The production conducted at the Nice facility will be moved to other RBC locations, and the Company anticipates no material impact on production or its ability to service its customers. The Company expects that such closure will not materially impact on its results of operations or financial condition.

On October 30, 2005 the Company’s Bremen subsidiary entered into a new collective bargaining agreement between Bremen, Indiana Plant of SKF USA, Inc. and International Union Automobile, Aerospace and Agricultural Workers of America, U.A.W., Local 1368. The renewed agreement will expire in October 2009. The agreement is on substantially similar terms, subject to customary pay scale increases and other changes customary for such agreements in the ordinary course of business.

The information contained or incorporated by reference in this Form 8-K contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Risk Factors” included in the Company’s registration statement on Form S-1, and other factors described from time to time in the Company’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 6, 2006

RBC BEARINGS INCORPORATED

	By:	/s/ Daniel A. Bergeron
		Name:	Daniel A. Bergeron
		Title:	Chief Financial Officer